Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PEOPLES FINANCIAL CORPORATION
PURSUANT TO 18 U.S.C. ss. 1350

I, Lauri A. Wood, Chief Financial Officer and Controller of Peoples Financial Corporation (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

By:	/s/ Lauri A. Wood
Lauri A. Wood
Chief Financial Officer and Controller

November 10, 2004
Date